Exhibit 99.1

J.L. HALSEY REPORTS 48 PERCENT INCREASE IN YEAR-OVER-YEAR
REVENUES; NAMES LUIS RIVERA CHIEF EXECUTIVE OFFICER

(WILMINGTON, DE), May 15, 2007—J.L. Halsey (OTCBB: JLHY.OB) today reported results for the third quarter and first nine months of fiscal 2007. The results for both periods in 2007 reflect the acquisitions of ClickTracks Analytics, Inc., and Hot Banana Software, Inc., both of which occurred on August 18, 2006.

For the quarter ended March 31, 2007, J.L. Halsey reported record quarterly revenues of $10.3 million, a 48 percent increase over revenues of $7.0 million in the third quarter of fiscal 2006, and an eight percent increase over revenues of $9.5 million in the second quarter of fiscal 2007.

For the third quarter of 2007, the company reported net income on a GAAP basis of $639,000, or $0.01 per diluted share, versus net income of $875,000, or $0.01 per diluted share, in the third quarter a year ago. Net income on a non-GAAP basis for the third quarter of 2007 was $1.8 million, or $0.02 per share, versus net income of $1.6 million, or $0.02 per share, in the same period a year ago. Non-GAAP net income excludes amortization of intangibles of $1.0 million and $758,000 in the third quarters of 2007 and 2006, respectively. In addition, non-GAAP net income excludes stock-based compensation expense of $228,000 and $92,000 and gains on discontinued operations of $73,000 and $109,000, also in the third quarters of 2007 and 2006, respectively.

The company also announced today that Luis Rivera has been named chief executive officer. Rivera, who served for two years as the company’s chief operating officer, was named interim chief executive officer in January 2007.

“In the past four months, Luis has done a terrific job of reorganizing and restructuring the company as we seek to integrate our offerings and become a unified company with multiple brands operating under a single management team,” noted William Ty Comfort, J.L.Halsey’s chairman of the board. “The board and I are delighted to be announcing his appointment,” he said.

“Our results for the quarter reflect the continued growth of both Lyris Technologies and EmailLabs, as revenues at these two business increased 28 percent over the prior year,” Rivera said. “We continue to see increased demand for both our on-demand and installed software solutions. Also, as a result of our financial performance, we were able to reduce debt by approximately $1.6 million during the quarter,” he added.  Rivera also noted that during the past two quarters, the company has been integrating its two newest acquisitions into the overall corporate structure and is pleased with the progress that has been made.

On-demand services accounted for 63% of third quarter 2007 revenue, while licensed software sales accounted for 22 percent, and maintenance and services 15 percent.

Revenues for the first nine months of fiscal 2007 were $28.2 million, a 69 percent increase over revenues of $16.7 million in the first nine months of fiscal 2006. Also, for the first nine months of fiscal 2007, J.L Halsey reported a net loss on a GAAP basis of $430,000, or $0.00 per share, versus net income of $2.2 million, or $0.03 per diluted share, in the same period a year ago. Net income on a non-GAAP basis for the first nine months of 2007 was $2.5 million, or $0.03 per diluted share, versus non-GAAP net income of $3.9 million, or $0.05 per diluted share for the first nine months of 2006. Non-GAAP net income excludes amortization of intangibles of $3.0 million and $1.9 million in the first nine months of 2007 and 2006, respectively. In addition, non-GAAP net income excludes stock-based compensation expense of $511,000 and $247,000, and gains on discontinued operations of $560,000 and $448,000, also in the first nine months of 2007 and 2006, respectively.

Conference Call

The company will be holding a conference call today, May 15, at 8 a.m., Pacific Daylight Time (11 a.m. Eastern Daylight Time). The teleconference can be accessed by calling (913) 312-1265, passcode 9485209. Please dial in 10-15 minutes prior to the beginning of the call. A replay of the conference call will be available through Tuesday, May 22, by telephone at (719) 457-0820, passcode 9485209.

Non-GAAP Net Income

Non-GAAP net income is a financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. Management believes that it may be useful in measuring the company’s operations to exclude amortization of intangibles, stock-based compensation expense and gains or losses from discontinued operations. Management also believes that non-GAAP net income provides useful supplemental information to management and investors regarding the performance of the company’s business operations. Non-GAAP net income is a performance measure only and it does not provide any measure of the company’s cash flow or liquidity. Non-GAAP financial measures should not be considered as a substitute for measure of financial performance in accordance with GAAP.

About J.L. Halsey Corporation

J.L. Halsey (OTCBB: JLHY.OB) is a leading eMarketing company that provides technology solutions for marketers at mid-size businesses. Its wholly-owned subsidiaries—Lyris Technologies, EmailLabs, ClickTracks and Hot Banana—provide a suite of best-of-breed tools for managing email marketing campaigns end-to-end, publishing and managing web site content, creating landing pages and optimizing sites based on sophisticated, yet easy-to-use, Web analytics. Clients include Nokia, Adobe, PalmSource, Johns Hopkins University and Jupitermedia. For more information, please visit www.jlhalsey.com, www.lyris.com, www.emaillabs.com, www.clicktracks.com, www.hotbanana.com and www.sparklist.com.

Precautionary Statements Regarding Forward-Looking Information

The statements in this press release relating to matters that are not historical facts are forward-looking statements based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties including the risks and uncertainties detailed from time to time in J. L. Halsey’s filings with the Securities and Exchange Commission, available at www.sec.gov. Although management believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. J. L. Halsey assumes no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.

Contacts:

Richard McDonald
Director, Investor Relations
J.L. Halsey Corporation
(610) 688-3305
Rich.Mcdonald@jlhalsey.com

Loren T. McDonald
Chief Marketing Officer
J.L. Halsey Corporation
(650) 388-3542
Loren.mcdonald@jlhalsey.com

Neal Rosen
Kalt Rosen Group/Ruder-Finn West
(415) 692-3058
rosenn@ruderfinn.com

J. L. Halsey Corporation
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except for per share data)

	Fiscal Quarter Ended March 31, 2007
	GAAP Results	Share Based Compensation Expense	Amortization of Intangibles	Gain on Discontinued Operations	Non-GAAP Results
Software and services revenue	$10,348				$10,348
Cost of revenues	2,626	(51)			2,575
Amortization of intangibles	598		(598)		—
Gross profit	7,124	51	598	—	7,773
Operating expenses:
General and administrative expenses	2,587	(119)			2,468
Research & development	246	(8)			238
Sales & marketing	2,768	(50)			2,718
Amortization of intangibles	447		(447)		—
Income (loss) from operations	1,076	228	1,045	—	2,349
Interest income	1				1
Interest expense	(432)				(432)
Other income	95				95
Income (loss) from continuing operations before income taxes	740	228	1,045	—	2,013
Income tax provision	174				174
Net income (loss) from continuing operations	566	228	1,045	—	1,839
Gain (loss) on disposal of discontinued operations, net of tax	73			(73)	—
Net income (loss)	639	228	1,045	(73)	1,839
Net income (loss) per share basic and diluted	$0.01				$0.02

Shares used to compute net income (loss) per share:

Basic	94,071,162				94,071,162
Diluted	96,141,115				96,141,115

Use of Non-GAAP Financial Measures

This press release discloses non-GAAP measures of net income and earnings per share which are not  financial measures prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”).  Management believes that these non-GAAP measures can be useful  for investors to evaluate our financial performance by providing the results of our company’s primary business operations, excluding, as applicable, share based compensation expense, amortization of intangibles and gains or losses on discontinued operations.  However, these measures should be considered in addition to, and not as a substitute, or a superior measure to, net income or earnings per share or other measures of financial performance prepared in accordance with GAAP.  Prior period non-GAAP amounts have been restated to exclude the effects of share based compensation.

	Nine Months Ended March 31, 2007
	GAAP Results	Share Based Compensation Expense	Amortization of Intangibles	Gain on Discontinued Operations	Non-GAAP Results
Software and services revenue	$28,228				$28,228
Cost of revenues	7,196	(97)			7,099
Amortization of intangibles	1,701		(1,701)		—
Gross profit	19,331	97	1,701	—	21,129
Operating expenses:
General and administrative expenses	8,452	(280)			8,172
Research & development	1,248	(19)			1,229
Sales & marketing	7,693	(115)			7,578
Amortization of intangibles	1,293	(1,293)			—
Income (loss) from operations	645	511	2,994	—	4,150
Interest income	16				16
Interest expense	(1,494)				(1,494)
Other income	171				171
Income (loss) from continuing operations before income taxes	(662)	511	2,994		2,843
Income tax provision	328				328
Net income (loss) from continuing operations	(990)	511	2,994		2,515
Gain (loss) on disposal of discontinued operations, net of tax	560			(560)	—
Net income (loss)	(430)	511	2,994	(560)	2,515
Net income (loss) per share basic and diluted	$(0.00)				$0.03

Shares used to compute net income (loss) per share:

Basic	88,166,015				88,166,015
Diluted	88,166,015				88,166,015

Use of Non-GAAP Financial Measures

This press release discloses non-GAAP measures of net income and earnings per share which are not  financial measures prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”).  Management believes that these non-GAAP measures can be useful  for investors to evaluate our financial performance by providing the results of our company’s primary business operations, excluding, as applicable, share based compensation expense, amortization of intangibles and gains or losses on discontinued operations.  However, these measures should be considered in addition to, and not as a substitute, or a superior measure to, net income or earnings per share or other measures of financial performance prepared in accordance with GAAP.  Prior period non-GAAP amounts have been restated to exclude the effects of share based compensation.